DECOSIMO
CERTIFIED PUBLIC ACCOUNTANTS
Joseph Decosimo and Company, LLC
Chemed Center — Suite 2200
255 Each Fifth Street
Cincinnati, Ohio 45202
www.decosimo.com

EXHIBIT 16
May 14, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We have read the statements made by Regent Communications, Inc. 401(K) Profit Sharing Plan, which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Plan’s Form 8-K report dated May 9, 2007. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
/s/ Joseph Decosimo and Company LLC
Joseph Decosimo and Company LLC